UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
E-HOUSE (CHINA) HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Cayman Islands (State of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)
17/F, Merchandise Harvest Building (East)
No. 333 North Chengdu Road
Shanghai 200041, People’s Republic of China
(86-21) 5298 0808
(Address of principal executive offices, including Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which each
to be so registered	class is to be registered
Ordinary shares, par value $0.001 per share	New York Stock Exchange, Inc.*

American Depositary Shares, each representing One Ordinary Share	New York Stock Exchange, Inc.

*	Application to be made for listing, not for trading, but only in connection with the registration of the American Depositary Shares pursuant to requirements of the Securities and Exchange Commission.
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☐
Securities Act registration statement file number to which this form relates: 333-144451
Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
SIGNATURE

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.
     The description of the securities being registered is set forth under “Description of Share Capital” in the registrant’s Registration Statement on Form F-1 (Registration No. 333-144451), originally filed with the Securities and Exchange Commission on July 10, 2007, as amended, including any form of prospectus contained therein pursuant to Rule 424(b) under the Securities Act of 1933, which description and prospectus are incorporated herein by reference. Copies of such description will be filed with the New York Stock Exchange, Inc.

Item 2.	Exhibits.
     The securities being registered hereby are to be registered on an exchange on which no other securities of the Registrant are registered. The necessary exhibits will be supplied to the New York Stock Exchange, Inc. and are not filed with or incorporated by reference to this Registration Statement.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

E-House (China) Holdings Limited
By:	/s/ Xin Zhou
Name:	Xin Zhou
Title:	Chairman of the Board of Directors, Chief Executive Officer

Dated: July 24, 2007